UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2020 (August 21, 2020)

Intercontinental Exchange, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended Revolving Credit Facility

Intercontinental Exchange, Inc. (the “Company”) is a party to that certain Credit Agreement, dated as of April 3, 2014 (as amended by (i) the First Amendment to Credit Agreement, dated as of May 15, 2015, (ii) the Second Amendment to Credit Agreement, dated as of November 9, 2015, (iii) the Third Amendment to Credit Agreement, dated as of November 13, 2015, (iv) the Fourth Amendment to Credit Agreement, dated as of August 18, 2017, (v) the Fifth Amendment to Credit Agreement, dated as of August 18, 2017, (vi) the Sixth Amendment to Credit Agreement, dated as of August 9, 2018, and (vii) the Seventh Amendment to Credit Agreement, dated as of August 14, 2020, the “Existing Revolving Credit Agreement”), among the Company, as borrower, the lenders party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender, providing for a senior unsecured revolving credit facility in the aggregate principal amount of $3.4 billion.

On August 21, 2020, the Company agreed with the lenders under the Existing Revolving Credit Agreement to amend the terms of the Existing Revolving Credit Agreement (the “Eighth Amendment”) to make certain changes, including (i) extending the maturity date thereunder to the date that is the fifth anniversary of the effectiveness date of the Eighth Amendment, being August 21, 2025, and (ii) increasing the interest rates thereunder as described below. As part of the same amendment, the Company has obtained additional commitments under the Revolving Credit Agreement (as defined below) from the lenders thereunder to increase the available commitments thereunder from $3.4 billion to $3.725 billion.

The Existing Revolving Credit Agreement, as amended by the Eighth Amendment, is referred to herein as the “Revolving Credit Agreement,” and the credit facility thereunder is referred to herein as the “Revolving Credit Facility.”

The Revolving Credit Agreement provides for a $3.725 billion (with a step down to $3.475 billion after August 9, 2023, taking into account the lenders that have not agreed to extend the maturity date as set forth below) multi-currency revolving facility, with sub-limits for non-dollar borrowings and letters of credit and with a swingline facility available on same day basis. The Revolving Credit Agreement includes an option for the Company to propose an increase in the aggregate amount available for borrowing by up to $675.0 million, subject to the consent of the lenders funding the increase and certain other conditions. The commitments under the Revolving Credit Agreement mature (i) with respect to the lenders that have not agreed to extend the maturity date, on August 9, 2023, and (ii) with respect to all other lenders, on the fifth anniversary of the effective date of the Eighth Amendment, being August 21, 2025. Amounts borrowed under the Revolving Credit Agreement may be prepaid at any time without premium or penalty, and borrowings thereunder bear interest at LIBOR or a base rate, at the Company’s option, plus an applicable ratings-based margin ranging from 1.125% to 1.875% on LIBOR loans, and from 0.125% to 0.875% for base rate loans, based on a ratings-based pricing grid.

The amounts available under the Revolving Credit Agreement are available to the Company to use for working capital and general corporate purposes including, but not limited to, acting as a backstop to the amounts issued under the Company’s commercial paper program.

The Revolving Credit Agreement contains customary representations and warranties, covenants and events of default, including (i) a leverage ratio maintenance covenant, (ii) limitations on liens on the assets of the Company or its subsidiaries, (iii) limitations on indebtedness of the Company’s subsidiaries, (iv) limitations on the sale of all or substantially all of the assets of the Company and its subsidiaries, (v) limitations on fundamental changes, and (vi) other matters.

Term Loan Credit Facility

In connection with the pending acquisition (the “Ellie Mae Acquisition”) by the Company of Ellie Mae Intermediate Holdings I, Inc., a Delaware corporation (“Ellie Mae”), pursuant to the terms and subject to the conditions set forth in the Stock Purchase Agreement, dated as of August 6, 2020 (the “Ellie Mae Acquisition Agreement”), among the Company, Ellie Mae and Ellie Mae Parent, LP, a Delaware limited partnership, which was previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 7, 2020, the Company, on August 21, 2020, entered into a new senior unsecured term loan facility in the aggregate principal amount of $750.0 million (the “Term Loan Facility”), pursuant to a term loan credit agreement (the “Term Loan Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The proceeds of the loans to be extended under the Term Loan Facility are expected to be used (i) to (A) finance a portion of the cash purchase price for the Ellie Mae Acquisition, (B) refinance all or a portion of the existing indebtedness of Ellie Mae and its subsidiaries and/or (C) pay fees, costs, commissions and expenses in connection with the Ellie Mae Acquisition and related transactions and (ii) to provide for working capital and other general corporate purposes. The Term Loan Facility will have no required amortization and will mature on the date that is 18 months after the funding date thereunder.

Each loan under the Term Loan Facility will, at the Company’s option, bear interest on the principal amount outstanding at either (a) LIBOR plus an applicable margin rate or (b) a “base rate” plus an applicable margin rate. The applicable margin ranges from 1.000% to 1.750% on LIBOR loans and from 0.000% to 0.750% for base rate loans, based on a ratings-based pricing grid. The Company will have the right to prepay the outstanding loans under the Term Loan Facility, in whole or in part, without premium or penalty.

The Term Loan Credit Agreement contains affirmative and negative covenants and events of default that are substantially similar to those in the Revolving Credit Facility. The Term Loan Credit Agreement also contains other customary representations, warranties and covenants.

Termination of Bridge Facility Commitments

The commitments that the Company obtained for a bridge facility under that certain financing commitment letter, which was previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on August 7, 2020 (the “Bridge Facility”), have been permanently reduced to zero on August 21, 2020, as a result of (i) the effectiveness of the Seventh Amendment to the Existing Revolving Credit Agreement on August 14, 2020, which was previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on August 18, 2020, (ii) the issuance by the Company of certain senior unsecured notes, which was previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on August 20, 2020, and (iii) the effectiveness of the Term Loan Credit Agreement.

The foregoing descriptions of the Eighth Amendment and the Term Loan Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Eighth Amendment and the Term Loan Credit Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report is incorporated by reference under this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	The Eighth Amendment, dated as of August 21, 2020, by and among Intercontinental Exchange, Inc., as borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, amending that certain Credit Agreement, dated as of April 3, 2014, by and among Intercontinental Exchange, Inc., as borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (as amended by the First Amendment to Credit Agreement, dated as of May 15, 2015, the Second Amendment to Credit Agreement, dated as of November 9, 2015, the Third Amendment to Credit Agreement, dated as of November 13, 2015, the Fourth Amendment to Credit Agreement, dated as of August 18, 2017, the Fifth Amendment to Credit Agreement, dated as of August 18, 2017, the Sixth Amendment to Credit Agreement, dated as of August 9, 2018, and the Seventh Amendment to Credit Agreement, dated as of August 14, 2020).

10.2	Term Loan Credit Agreement, dated as of August 21, 2020, by and among Intercontinental Exchange, Inc., as borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

104	The cover page from Intercontinental Exchange, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss our future expectations or state other “forward-looking” information. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. The Company cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements include, but are not limited to, statements about the benefits of the Ellie Mae Acquisition, including future financial results, the Company’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, the expected form and timing of debt financing to fund the Ellie Mae Acquisition and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s filings with the SEC. These risks and uncertainties include, without limitation, the following: the inability to close the Ellie Mae Acquisition in a timely manner; the failure to satisfy conditions to completion of the Ellie Mae Acquisition, including receipt of required regulatory and other approvals; the failure of the proposed transaction to close for any other reason; the possibility that any of the anticipated benefits of the proposed transaction will not be realized; the risk that integration of Ellie Mae’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the transaction on the Company’s or the combined company’s respective business relationships, operating results and business generally; the possibility that the anticipated synergies and cost savings of the Ellie Mae Acquisition will not be realized, or will not be realized within the expected time period; the possibility that the Ellie Mae Acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the Company’s ability to complete the contemplated financings on a timely basis, on favorable terms or at all; general competitive, economic, political and market conditions and fluctuations; the impacts of the COVID-19 pandemic on the Company’s business, results of operations and financial condition as well as the broader business environment; actions taken or conditions imposed by the United States and foreign governments or regulatory authorities; and adverse outcomes of pending or threatened litigation or government investigations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the Company’s SEC filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 6, 2020, and the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as filed with the SEC on July 30, 2020. These filings are available in the Investors section of the Company’s website. The Company cautions you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made. Except for any obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: August 25, 2020	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel